Exhibit 1

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the American Depositary Shares of SmartForce Public Limited Company is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 16, 2002           WARBURG, PINCUS VENTURES, L.P.

                                    By:   Warburg, Pincus & Co.,
                                          General Partner

                                    By:   /s/ Scott A. Arenare
                                          -----------------------------
                                          Name:  Scott A. Arenare
                                          Title:  Partner

Dated: September 16, 2002           WARBURG, PINCUS & CO.

                                    By:   /s/ Scott A. Arenare
                                          -----------------------------
                                          Name:  Scott A. Arenare
                                          Title:  Partner

Dated: September 16, 2002           WARBURG PINCUS LLC

                                    By:   /s/ Scott A. Arenare
                                          -----------------------------
                                          Name:  Scott A. Arenare
                                          Title:  Managing Director